EXHIBIT 5.3

Principal Officers:
Keith M. Braaten, P. Eng.
   President & CEO
Jodi L. Anhorn, P. Eng.
   Executive V.P. & COO

Officers / Vice Presidents:
Terry L. Aarsby, P. Eng.
Caralyn L. Bennett, P. Eng.
Leonard L. Herchen, P. Eng.
Myron J. Hladyshevsky, P. Eng.
Bryan M. Joa, P. Eng.
Mark Jobin, P. Geol.
John E. Keith, P. Eng.
John H. Stilling, P. Eng.
Douglas R. Sutton, P. Eng.
James H. Willmon, P. Eng.

LETTER OF CONSENT

TO:      UNITED STATES SECURITIES AND EXCHANGE COMMISSION

RE:      ENCANA CORPORATION (“ENCANA”) - REGISTRATION STATEMENT ON FORM F-10

We hereby consent to the use of and reference to our name and our reports, and the inclusion and incorporation by reference of information derived from our reports evaluating a portion of Encana's petroleum and natural gas reserves and contingent resources, as of December 31, 2011, in the Registration Statement on Form F-10 of Encana Corporation (File No. 333-181196).

Yours truly,

GLJ PETROLEUM CONSULTANTS LTD.

/s/ Keith M. Braaten, P. Eng.
Keith M. Braaten, P. Eng.
President & CEO
Calgary, Alberta
May 15, 2012

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